UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices)

(610) 325-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2018, we, together with Brandywine Operating Partnership, L.P. (the "Operating Partnership"), through which we own our assets and conduct our business, entered into an amendment and restatement of our $600 million unsecured revolving credit agreement (the “Revolving Credit Agreement”) with a syndicate of lenders under which Bank of America, N.A. serves as administrative agent.  The amendments, among other things; (i) extend the maturity date from May 15, 2019 to July 15, 2022, with two six-month extensions at our election subject to specified conditions and subject to payment of an extension fee; (ii) reduce the interest rate margins applicable to Eurodollar loans to a range between 0.825% and 1.55% per annum depending on our credit rating; (iii) provide for an additional interest rate option based on a floating Libor rate; and (iv) remove the covenant requiring us to maintain a minimum net worth.

The foregoing is a summary of the material amendments to the Revolving Credit Agreement, and is not a complete discussion.  Accordingly, the summary is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, the form of which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Amended and Restated Revolving Credit Agreement

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Revolving Credit Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P. By:Brandywine Realty Trust, its sole general partner
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date:  July 17, 2018

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